ARTICLES OF AMENDMENT
                                       OF
                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION


         1. The name of the Company is Universal Beverages Holdings Corporation, a Florida company ("the "Company").

         2. Article III of the Company's Articles of Incorporation is hereby amended to read as follows:

         The aggregate number of shares which the Company shall have the authority to issue is Fifty Million (50,000,0000), consisting of (i) Thirty Million (30,000,000) shares of common stock, par value $.001 per share (the "Common Stock") and (ii) Twenty Million (20,000,000) shares of preferred stock, par value $.001 per share (the "Preferred Stock").

         The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Company are as follows:

         Provisions Relating to the Preferred Stock.
         -------------------------------------------

         1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors as hereinafter prescribed.

         2. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  a. whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

                  b. the number of shares to constitute the class or series and the designations thereof;

                  c. the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                  d. whether or not the shares of any class or series shall be redeemable and if

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redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                  e. whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds shall be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  f. The dividend rate, if any, whether any, whether any such dividends are payable in cash, stock of the corporation or other property, the conditions upon which and the times when any such dividends are payable, the preference to or the relation to the payment of the dividends, payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                  g. the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the corporation;

                  h. whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the conversion price, ratio or rate at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  i. such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable and in the best interests of the Company.

         The shares of each class or series of Preferred Stock may vary from the shares or any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

         Provisions to the Common Stock.
         -------------------------------

         1. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as herein above provided, all rights to vote and all voting power shall be vested exclusively in the holders of Common Stock.

         2. Subject to the rights of the holders of the Preferred Stock, the holders of Common

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Stock shall be entitled to receive when, as and if declared by the Board of
Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

         3. Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

         General Provisions.
         -------------------

         1. Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.

         2. No shareholder of this corporation shall have, by reason of its holding shares of any class or series of stock of the corporation, any preemptive rights to purchase or subscribe for any other shares of any class or series of this corporation now or hereafter authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder.

         A.       Provisions Relating to Series A 10% Convertible Preferred
                  ---------------------------------------------------------
                  Stock.
                  ------

                  1. Designation, Amount, Par Value, and Rank. A series of Preferred Stock shall be designated as Series A 10% Convertible Preferred Stock (the "Series A Preferred Stock"), and the number of shares so designated shall be 600,000. Each share of Series A Preferred Stock shall have a par value of $.01 per share. The Series A Preferred Stock shall rank prior to all classes or series of equity securities cf the Company, including the Common Stock.

                  2. Dividends. Subject to the limitations described below, holders of the Series A Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors out of funds of the Company legally available for payment, cash dividends or at the option of the Board of Directors, Common Stock of the Company pursuant to a formula as hereinafter described, at an annual rate of $1.00 per share, payable on December 31 in each year, except that if such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday. Dividends will be cumulative from the date of original issuance of the Series A Preferred Stock and will be payable to holders of record as they appear on the stock books of the Company on such record dates as are fixed by the Board of Directors. No senior dividend stock may be issued without the approval of holders of a majority of the Series A Preferred Stock.

         Holders of record of our Series A Convertible Preferred Stock, of record prior to October 15,

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1998, shall be paid a prorated dividend of not less the $1.00 per share for
1998. Holders of record of our Series A Convertible Preferred Stock, or record prior to November 15, 1998, shall receive a prorated dividend of not less that $.50 per share for 1998. Holders of our Series A Convertible Preferred Stock, of record after November 15, 1998, shall receive a prorated dividend for year 1998 such prorate based on 365 day year.

         In the event that the Board of Directors determines that the dividends shall be paid in Common Stock of the Company, the number of shares shall be determined by dividing the aggregate cash value of such dividends payable by 70% of the average of the closing bid and asked price per share of Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or a similar source selected from time to time by the Company for such purpose during the thirty (30) consecutive business days preceding the date that the Board of Directors makes the election to pay the stock dividend.

         The Series A Preferred Stock will have the priority as to dividends over the Common Stock and any other series or class of the Company's stock hereafter issued which ranks junior as to dividends to the Series A Preferred Stock ("Junior Dividend Stock"), and no dividend (other than dividends payable solely in Junior Dividend Stock) may be paid on, and (with certain limited exceptions) no purchases, redemption or other acquisition may be made by the Company of any Junior Dividend Stock unless all accrued and unpaid dividends on the Series A Preferred Stock for all prior periods and the current period have been paid or declared and set aside for payment. The Company also may not pay dividends on any class or series of the Company's stock having parity with the Series A Preferred Stock as to dividends ("Parity Dividend Stock"), unless it has paid or declared and set aside for payment or contemporaneously pays or declares and sets aside for payment all accrued and unpaid dividends for all prior periods on the Series A Preferred Stock and may not pay dividends on the Series A Preferred Stock unless it has paid or declared and set aside for payment or contemporaneously pays or declares and sets aside for payment all accrued and unpaid dividends for all periods on the Parity Dividend Stock. Whenever all accrued dividends are not paid in full on the Series A Preferred Stock or any Parity Dividend Stock, all dividends declared on the Series A Preferred Stock and such Parity Dividend Stock will be declared or made pro rata so that the amount of dividends declared Per share of the Series A Preferred Stock and such Parity Dividend Stock will bear the same ratio that accrued and unpaid dividends per share on the Series A Preferred Stock and such Parity Dividend Stock bear to each other.

         3. Liquidation Rights. In case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series A Preferred Stock will be entitled to receive the liquidation price per share equal to the redemption price for the period during which the voluntary or involuntary liquidation, dissolution or winding up of the Company occurred, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued which ranks junior as to liquidation fights to the Series A Preferred Stock, but the holders of the shares of the Series A Preferred Stock will not be entitled to receive the liquidation price of such shares until the liquidation price of any other series or class of the Company's stock hereafter issued which ranks senior as to liquidation fights of the Series A Preferred Stock ("Senior Liquidation Stock") has been paid in full. No such Senior Liquidation Stock may be issued without the approval of holders of a majority of the shares Series A Preferred Stock and all series or classes of the Company's stock hereafter issued which rank on a parity as to liquidation rights with the Series A Preferred Stock. Holders of Series A Preferred Stock and holders of any series or class of stock which rank on a parity basis as to liquidation fights with the Series A Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation price of any Senior Liquidation Stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation price of the shares of the Series A Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation nor merger of the Company with another corporation nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

         4. Voting Rights. The holders of the Series A Preferred Stock will have no voting rights except as described below or as required by Florida law. In exercising any such vote, each outstanding share of Series A Preferred Stock will be entitled to one vote except as described below.

         In the event that the Company does not have net earnings before taxes, as determined by Generally Accepted Accounting Principles, of at least two million dollars for the calendar year ending December 31, 1999, then in that event, the holders of the Series A Preferred Stock shall have voting fights along with the holders of the Common Stock whereby each Series A Preferred Stock shall have eight votes.

         So long as any shares of the Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock, voting as a class, (i) create, authorize or issue any shares of any other class of Senior Dividend Stock or Senior Liquidation Stock or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the Charter, if the amendment, alteration or repeal materially and adversely affects the powers, preferences or special fights of the Series A Preferred Stock. However, any increase in the authorized Series A Preferred Stock of the company or the creation and issuance of any other capital stock of the Company ranking on a parity with or junior to the Series A Preferred Stock will not be deemed to materially and adversely affect such powers, preferences or special rights. In addition, holders cf Series A Preferred Stock will not have voting fights with respect to any merger or consolidation involving the amendment, alteration or repeal of the Charter, if such amendment, alteration or repeal does not materially and adversely affect such powers, preferences or special rights.

         5. Conversion Rights. The holders of Series A Preferred Stock will be entitled at any time after one year from the date of issue to convert their shares of Series A Preferred Stock into Common Stock at a floating price, which shall be the lower of (i) 70% of the average of the closing bid and asked price per share of Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or a similar source selected from time to time by our Company for such purpose during the thirty (30) consecutive business days preceding the date on which the preferred Stockholder specifies that a Preferred Stock conversion into shares of Common Stock is to be effected, or (ii) $10 per share, subject to adjustment as described below,

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

except that, with respect to shares of Series A Preferred Stock which the Company has called for redemption or which the holders thereof have elected to convert pursuant to their special conversion rights (the "Special Right") as a result of a business combination or acquisition of shares referred to below in "Special Conversion Rights Upon Corporate Change or Ownership Change," conversion rights in the case of redemption will expire at the close cf business on the redemption date (unless the Company defaults in the payment of the redemption price) or, in the case of the Special Right, within 45 days after the notice from the Company of the availability of the Special Right. Notwithstanding, in no event will the conversion price be less than $5,00 per share.

         The conversion rate is subject to adjustment in certain circumstances, including the payment of a stock dividend on shares of the Common Stock, combinations and subdivisions of the Common Stock, certain reclassifications of the Common Stock, the issuance to the Company's stockholders of rights or warrants to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price (determined as provided in the Designation) of the Common Stock, and certain cash dividends and distributions of evidence of indebtedness or assets to holders of certain of the Company's capital stock. No adjustment in the conversion rate is required unless it would result in at least 1% increase or decrease in the conversion rate; however, any adjustment not made is carried forward. The conversion rate may also be adjusted pursuant to the Special Right as set forth in the "Special Conversion Rights Upon Corporate Change or Ownership Change."

         In the case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary), or in the case of a sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange whereby the Common Stock is converted into other securities or property, the Company will be required to make appropriate provisions so that the holder cf each share of Series A Preferred Stock then outstanding will have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable by the common stockholder upon such consolidation, merger, sale, transfer or share exchange.

         In connection with the foregoing adjustments, no fractional shares will be issued and, in lieu cf any fractional share, cash in an amount based on the then applicable market value as defined below of the Common Stock will be paid.

         The holder of record of a share of Series A Preferred Stock on a record date with respect to the payment of a dividend on the Series A Preferred Stock shall be entitled to receive such dividend on such share of Series A Preferred Stock on the corresponding dividend due date, notwithstanding the conversion thereof after such record date or default by the Company in the payment of the dividend payable on such dividend due date. However, shares of Series A Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of a dividend on the Series A Preferred Stock to the opening of business on the corresponding dividend due date (except a share of Series A Preferred Stock called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such dividend due date. Holders of record cf shares of Series A Preferred Stock on a record date with respect to the payment of a dividend on the Series A Preferred Stock who convert such shares on or after the corresponding dividend due date will receive the dividend payable by the Company on such date and need not include payment in the amount of such dividend upon surrender of such shares for conversion. Except as aforesaid, no payment or adjustment is to be made on conversion for dividends accrued on the shares of Series A Preferred Stock or for dividends on Common Stock issued on conversion.

         6. Redemption. The Series A Preferred Stock shall be redeemable in whole or in part from time to time at any time after the twenty-fourth month following the Series A preferred Stock Issuance Date, at the option of the Board of Directors of the Company, upon giving the Preferred Stockholders 30 days written notice of our intention to redeem at $10.00 per share, plus an amount equal to all unpaid accumulated dividends thereon. All Series A Preferred Stock so redeemed shall be cancelled and retired in such manner as may be proscribed by law and no Series A Preferred Stock so redeemed shall be reissued.

         7. Other Provisions. The shares of Series A Preferred Stock, when issued, will be duly and validly issued, fully paid and non-assessable. The holders of the shares of the Series A Preferred Stock will have no preemptive rights with respect to any shares of capital stock or the Company or any other securities of the Company convertible into carrying rights or options to purchase any such shares.

         B.       Provisions Relating to Series B 10% Convertible Preferred
                  ---------------------------------------------------------
                  Stock
                  -----

         1. Designation, Amount, Par Value, and Rank. A series of Preferred Stock shall be designated as Series B 10% Convertible Preferred Stock (the "Series B Preferred Stock"), and the number of Shares so designated shall be 450,000. Each share of Series B Preferred Stock shall have a par value of $.01 per share. The Series B Preferred Stock shall rank prior to all classes or series of equity securities of the Company, including the Common Stock.

         2. Dividends. Subject to the limitations described below, holders of the Series B Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors out of funds of the Company legally available for payment, cash dividends or at the option of the Board of Directors, Common Stock of the Company, at an annual rate of $1.00 per share, payable quarterly in arrears on January 10, April 10, July 10 and October 10 of each year (the "Dividend Payment Date"), commencing on July 10, 2000. In the case of any accrued but unpaid dividends, the Company's Board of Directors may make these payments at any time. In the event that any Dividend Payment Date shall fall on any day other than a business day, the preferred dividends due on such Dividend Payment Date shall be paid on the business day immediately following such Dividend Payment Date.

 Dividends will be cumulative from the date of original issuance of the Series B Preferred Stock and dividends will cease to accrue after the Series B Preferred Stock is converted or redeemed as described in Sections 6 and 7 of this Article
B. Dividends accrued for any period less than a full quarterly period between the date of initial issuance of a share of Series B Preferred Stock through the first Dividend Payment Date shall be computed on the basis of a 360 day year, consisting of twelve 30-day months. Accrued but unpaid dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated unpaid preferred dividends. Dividends shall be payable to holders of record as they appear on the stock transfer records of the Company on such record dates, which shall be not more than 60 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors. No senior dividend stock may be issued without the approval of holders of a majority of the Series B Preferred Stock.

         If the Company's common stock is trading at or above $4.50 per share as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or a similar source selected from time to time by the Company for such purposes during the thirty (30) calendar day period preceding the record date for the dividend payment, the Board of Directors may elect to make dividend payments to the Series B Preferred Stock holders in Common Stock of the Company. Each Preferred Shareholder will receive such shares and cash representing the fractional shares, if any, of Common Stock times the number of Series B Preferred Shares held plus cash for any fractional share.

         The Series B Preferred Stock will have priority as to dividends over the Common Stock and all other series or classes of the Company's stock hereafter issued which ranks junior as to dividends to the Series B Preferred Stock ("Junior Dividend Stock"), and no dividend may be made by the Company on any Junior Dividend Stock unless all accrued and unpaid dividends on Series B Preferred Stock for all periods and the current period have been paid or declared and set aside for payment.

         3. Default. The holders of at least 60% of the Company's issued and outstanding Series B Preferred Stock may declare an event of default ("Event of Default") if the Company fails to make payments of dividends for three fiscal quarters. Prior to having the Event of Default be effective, the holders of at least 60% of the Company's issued and outstanding Series B Preferred Stock must
(1) approve in writing a resolution to declare the Series B Preferred Stock in default and (2) must send the Company written notice ("Notice of Default") of their intent to declare the Series B Preferred Stock in Default. The Notice of Default shall specify the date on which the Event of Default shall be deemed to be effective; provided that an Event of Default will not be effective until at least sixty (60) days after the date on which the Company receives the Notice of Default. Once all the conditions for the Event of Default have occurred, the holders of the Company's Series B Preferred Stock will have certain voting rights described in Section 5 of this Article B.

         4. Liquidation Rights. In case of voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series B Preferred Stock will be entitled to receive a liquidation price equal to the $10 per share for the period during which the voluntary or involuntary liquidation, dissolution or winding up of the Company occurred, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued which ranks junior as to liquidation rights to the Series B Preferred Stock. However, the holders of the shares of the Series B Preferred Stock will not be entitled to receive the liquidation price of such shares until the liquidation price of any other series or class of the Company's stock hereafter issued which ranks senior as to liquidation rights of the Series B Preferred Stock ("Senior Liquidation Stock") has been paid in full. No such Senior Liquidation Stock may be issued without approval of the holders of a majority of the shares of Series B Preferred Stock. Neither a consolidation nor merger of the Company with another corporation nor a sales or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

         5. Voting Rights. Except as indicated below or otherwise required by law, holders of Series B Preferred Shares will have no voting rights.

         In the event that the holders of 60% of the issued and outstanding shares of the Company's Series B Preferred Stock elect and declares an event of default as described in Section 3 of this Article B, each holder of Series B Preferred Stock may vote, along with holders of the Company's Common Stock and any other equity securities which have voting rights, in the election of the Company's Board of Directors. With respect to the election of directors, each share of Series B Preferred Share shall have 10 votes per share. Except for the foregoing voting rights for directors in the Event of Default and as required by Florida law, the Series B Preferred Stock will not have voting rights on any other corporate matters.

         6. Conversion Rights. At any time after issuance, each holder of Series B Preferred Stock will be entitled to convert one (1) share of Series B Preferred Stock into two and one half (2.5) shares of the Company's Common Stock (the "Conversion Ratio"). If a holder decides to convert his Series B Preferred Stock, he shall send the Company written notice of such election. The conversion shall be deemed to have occurred on the date the Company receives a notice of election from the holder, so that the rights of the holder shall be treated for all purposes as having become the record holder of shares of common stock on the conversion date.

         In the case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary), or in the case of a sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange whereby the Common Stock is converted into other securities or property, the Company will be required to make appropriate provisions so that the holder of each share of Series B Preferred Stock then outstanding will have the right thereafter to convert such shares of Series B Preferred Stock into the kind and amount of shares of stock and other securities and property receivable by the common stockholder upon such consolidation, merger, sale, transfer or share exchange. If the Series B Preferred Stock does not consent to such conversions the Company will be required to redeem ( per Redemption in Section 7 of this Article B below) such shares so held before and such merger, consolidation or share exchange occurs. In connection with the forgoing adjustments, no fractional shares will be issued and, in lieu of any fractional share, cash in an amount based on the then applicable market value as defined below of the Common Stock will be paid.

         The holder of record of a share of Series B Preferred Stock on a record date with respect to the payment of a dividend on the Series B Preferred Stock shall be entitled to receive such dividends on such share of Series B Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion thereof after such record date or default by the Company in the payment of the dividend payable on such Dividend Payment Date. However, shares of Series B Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of a dividend on the Series B Preferred Stock to the opening of business on the corresponding Dividend Payment Date (except a share of Series B Preferred Stock called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such Dividend Payment Date. Holders of record of shares of Series B Preferred Stock on a record date with respect to the payment of a dividend on the Series B Preferred Stock who convert such shares on or after the corresponding Dividend Payment Date will receive the dividend payable by the Company on such date and need not include payment in the amount of such dividend upon surrender of such shares for conversion.

         7. Redemption. At any time after issuance, the Series B Preferred Stock shall be redeemable, at the option of the Board of Directors of the Company, in whole on in part, upon giving the Series B Preferred Shareholders 30 days written notice of its intention to redeem the Series B Preferred Stock. The redemption price shall be $12.00 per share, plus an amount equal to all unpaid accumulated dividends thereon. The redemption notice shall (1) identify the Series B Preferred Stock or portions thereof to be redeemed, (2) list the date on which the redemption will be effective (the "Redemption Date") and (3) describe the redemption procedures. During the period after the redemption notice but prior to the redemption date, the holders of Series B Preferred Shares shall have the right to convert the Series B Preferred Shares into Common Stock of the Company at the conversion rate of 2.5 shares of the Company's Common Stock per share of Series B Preferred Stock.

         Unless provided otherwise in the notice of redemption, the Company shall send the holder's payment for the shares of Series B Preferred Stock to be redeemed on the Redemption Date. On the Redemption Date, the shares of Series B Preferred Stock redeemed by the Company shall be deemed to be canceled and extinguished as a result of the redemption payment and the cancellation of such shares will be noted in the Company's stock transfer records. The holders of redeemed Series B Preferred Stock may return their shares of Series B Preferred Stock to the Company for cancellation; however, such cancellation will be automatic as of the Redemption Date. All Series B Preferred Stock so redeemed shall be canceled and retired in such manner as may be prescribed by law and no Series B Preferred Stock so redeemed shall be reissued.

         8. Adjustment to Conversion Ratio and Redemption Price. If the Company
(1) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares (pursuant to a forward stock split) or (2) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares (pursuant to a reverse stock split), the Conversion Ratio and Redemption Price shall be adjusted proportionately.

         9. Other Provisions. The shares of Series B Preferred Stock, when issued, will be duly and validly issued, fully paid and non-assessable. The holders of the shares of Series B Preferred Stock will have no preemptive rights with respect to any shares of capital stock or the Company or any other securities or the Company convertible into carrying rights or options to purchase any such shares.

         10. Appointment of Directors. Series B Preferred Shareholders will have the right to appoint two directors to the Board of Directors of the Company. Such directors will be selected by a majority of the Series B Preferred Shares outstanding at such time. Directors to the Company's Board of Directors so appointed can only serve on the Board of Directors while a majority of the originally issued Series B Preferred Shares (those shares of Series B Preferred Shares issued between February 1, 2000 and June 1, 2000) remain outstanding, unconverted and unredeemed.

         11.      No Liens or Encumbrances and No Adverse Changes.
                  ------------------------------------------------

         The Company is further prohibited from encumbering the underlying assets of the Company, other than cash, accounts receivable, and inventories, for the purposes of pledging, securing or otherwise encumbering these assets for any reason including further borrowing or other purposes without the unanimous approval of the Board of Directors of the Company including the directors so appointed by the majority of' the Series B Preferred Shares.

         So long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series B Preferred Stock, voting a class: (i) create, authorize or issue any shares of any other class of Senior Dividend Stock or Senior Liquidation Stock or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the Articles of Incorporation, if amendment, alteration or repeal materially and adversely affects, the powers, preferences or special rights of the Series B Preferred Stock. However, any increase in or the creation and issuance of any other capital stock of the Company junior to the Series B Preferred Stock will not be deemed to materially and adversely affect such powers, preferences or special rights. In addition, holders of Series B Preferred Stock will not have voting rights with respect to any merger or consolidation involving the amendment, alteration or repeal of the Articles of Incorporation, if such amendment, alteration or repeal does not materially and adversely affect such powers, preferences or special rights.

         C.       Provisions Relating to Series C 10% Convertible Preferred
                  ---------------------------------------------------------
                  Stock
                  -----

         1. Designation, Amount, Par Value, and Rank. A series of Preferred Stock shall be designated as Series C 10% Convertible Preferred Stock (the "Series C Preferred Stock"), and the number of Shares so designated shall be 300,000. Each share of Series C Preferred Stock shall have a par value of $.01 per share. The Series C Preferred Stock shall rank prior to all lower series or classes of preferred stock (Series D, E, F) and common stock, with respect to dividends. The Series C Preferred Stock shall be subordinate to the Series B Stock with respect to dividends and liquidation rights. The Series C Preferred Stock shall rank in pari passu with the Series D, E and F Stock with respect to liquidation rights and shall rank prior to all lower series or classes of preferred stock with respect to liquidation rights (Series G, H, etc.).

         2. Dividends. Subject to the limitations described below, holders of the Series C Preferred Stock will be entitled to receive, out of funds of the Company legally available for payment under Florida law, dividends at an annual rate of $1.00 per share, payable quarterly in arrears on January 10, April 10, July 10 and October 10 of each year (the "Dividend Payment Date"), commencing on July 10, 2000. In the case of any accrued but unpaid dividends, the Company's Board of Directors will attempt to make those dividend payments to the Series C Preferred Shareholders, in the next quarter or at an earlier date, if such distributions are permitted under

Florida law. In the event that any Dividend Payment Date shall fall on any day other than a business day, the preferred dividends due on such Dividend Payment Date shall be paid on the business day immediately following such Dividend Payment Date.

       Dividends will be cumulative from the date of original issuance of the Series C Preferred Stock and dividends will cease to accrue after the Series C Preferred Stock is converted or redeemed as described in Sections 6 and 7 of this Article C. Dividends accrued for any period less than a full quarterly period between the date of initial issuance of a share of Series C Preferred Stock through the first Dividend Payment Date shall be computed on the basis of a 360 day year, consisting of twelve 30-day months. Accrued but unpaid dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated unpaid preferred dividends. Dividends shall be payable to holders of record as they appear on the stock transfer records of the Company on such record dates, which shall be not more than 60 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors. No senior dividend stock may be issued without the approval of holders of a majority of the Series C Preferred Stock.

         The Series C Preferred Stock will have the priority as to dividends over the Common Stock and all other series or classes of the Company's stock hereafter issued which ranks junior as to dividends to the Series C Preferred Stock ("Junior Dividend Stock"), and no dividend may be made by the Company on any Junior Dividend Stock unless all accrued and unpaid dividends on Series C Preferred Stock for all periods and the current period have been paid or declared and set aside for payment.

         3. Default. The holders of at least 60% of the Company's issued and outstanding Series C Preferred Stock may declare an event of default ("Event of Default") if the Company fails to make payments of dividends for three fiscal quarters. Prior to having the Event of Default be effective, the holders of at least 60% of the Company's issued and outstanding Series C Preferred Stock must
(1) approve in writing a resolution to declare the Series C Preferred Stock in default and (2) must send the Company written notice ("Notice of Default") of their intent to declare the Series C Preferred Stock in Default. The Notice of Default shall specify the date on which the Event of Default shall be deemed to be effective; provided that an Event of Default will not be effective until at least sixty (60) days after the date on which the Company receives the Notice of Default. Once all the conditions for the Event of Default have occurred, the holders of the Company's Series C Preferred Stock will have certain voting rights described in Section 5 of this Article C.

         4. Liquidation Rights. In case of voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series C Preferred Stock will be entitled to receive a liquidation price equal to the $10 per share for the period during which the voluntary or involuntary liquidation, dissolution or winding up of the Company occurred, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued which ranks junior as to liquidation rights to the Series C Preferred Stock. However, the holders of the shares of the Series C Preferred Stock will not be entitled to receive the liquidation price of such shares until the liquidation price of any other series or class of the Company's stock hereafter issued which ranks senior as to liquidation rights of the Series C Preferred Stock ("Senior Liquidation Stock") has been paid in full. If upon liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series C, Series D, Series E and Series F shares and any other shares ranking as to such distribution on a parity with the Series D Preferred Shares are not paid in full, the holders of the Series C, D, E and F shall share ratably in such distribution of assets in proportion to their full respective preferential amounts to which they are entitled. No such Senior Liquidation Stock may be issued without approval of the holders of a majority of the shares of Series C Preferred Stock. Neither a consolidation nor merger of the Company with another corporation nor a sales or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

         5. Voting Rights. Except as indicated below or otherwise required by law, holders of Series C Preferred Shares will have no voting rights.

         In the event that the holders of 60% of the issued and outstanding shares of the Company's Series C Preferred Stock elect and declares an event of default as described in Section 3 of this Article C, each holder of Series C Preferred Stock may vote, along with holders of the Company's Common Stock and any other equity securities which have voting rights, in the election of the Company's Board of Directors. With respect to the election of directors, each share of Series C Preferred Share shall have 10 votes per share. Except for the foregoing voting rights for directors in the Event of Default and as required by Florida law, the Series C Preferred Stock will not have voting rights on any other corporate matters.

         6. Conversion Rights. At any time after October 21, 2003, each holder of Series C Preferred Stock will be entitled to convert, in whole or in part, its shares of Series C Preferred Stock into shares of the Company's Common Stock at the following conversion ratio: each share of Series C Preferred Stock shall be deemed to have a value equal to $10 per share and each share of the Company's common stock shall be deemed to have a value equal to the stock's closing price on the date preceding the conversion (the "Conversion Date"). For example, if the Company's common stock has a closing price of $10 per share on the date preceding the Conversion Date, each share of Series C Preferred Stock can be converted into one share of the Company's common stock. By way of further illustration if the Company's common stock has a trading price of $5 per share on the date preceding the Conversion Date, each share of Series C Preferred Stock can be converted into two (2) shares of the Company's common stock. If a holder decides to convert its Series C Preferred Stock, it shall send the Company written notice of such election on the date of Conversion. The conversion shall be deemed to have occurred on the date the Company receives a notice of election from the holder, so that the rights of the holder shall be treated for all purposes as having become the record holder of shares of common stock on the Conversion Date.

         In the case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary), or in the case of a sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange whereby the Common Stock is converted into other securities or property, the Company will be required to make appropriate provisions so that the holder of each share of Series C Preferred Stock then outstanding will have the right thereafter to convert such shares of Series C Preferred Stock into the kind and amount of shares of stock and other securities and property receivable by the common stockholder upon such consolidation, merger, sale, transfer or share exchange. If the holders of a majority of the Series C Preferred Stock do not consent to such conversion, the Company will be required to redeem ( per Redemption in Section 7 of this Article C below) such shares so held before and such merger, consolidation or share exchange occurs. In connection with the forgoing adjustments, no fractional shares will be issued and, in lieu of any fractional share, cash in an amount based on the then applicable market value as defined below of the Common Stock will be paid.

         The holder of record of a share of Series C Preferred Stock on a record date with respect to the payment of a dividend on the Series C Preferred Stock shall be entitled to receive such dividends on such share of Series C Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion thereof after such record date or default by the Company in the payment of the dividend payable on such dividend date due. However, shares of Series C Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of a dividend on the Series C Preferred Stock to the opening of business on the corresponding Dividend Payment Date (except a share of Series C Preferred Stock called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such Dividend Payment Date. Holders of record of shares of Series C Preferred Stock on a record date with respect to the payment of a dividend on the Series C Preferred Stock who convert such shares on or after the corresponding Dividend Payment Date will receive the dividend payable by the Company on such date and need not include payment in the amount of such dividend upon surrender of such shares for conversion.

         7. Redemption. At any time after issuance, the Series C Preferred Stock shall be redeemable, at the option of the Board of Directors of the Company, in whole on in part, upon giving the Series C Preferred Stockholders 30 days written notice of its intention to redeem the Series C Preferred Stock. The redemption price shall be $10.00 per share, plus an amount equal to all unpaid accumulated dividends thereon. The redemption notice shall (1) identify the Series C Preferred Stock or portions thereof to be redeemed, (2) list the date on which the redemption will be effective (the "Redemption Date") and (3) describe the redemption procedures. During the period after the redemption notice but prior to the redemption date, the holders of Series C Preferred Shares shall have the right to convert the Series C Preferred Shares into Common Stock of the Company at the conversion rate of 2.5 shares of the Company's Common Stock per share of Series C Preferred Stock.

         Unless provided otherwise in the notice of redemption, the Company shall send the holder's payment for the shares of Series C Preferred Stock to be redeemed on the Redemption Date. On the Redemption Date, the shares of Series C Preferred Stock redeemed by the Company shall be deemed to be canceled and extinguished as a result of the redemption payment and the cancellation of such shares will be noted in the Company's stock transfer records. The holders of redeemed Series C Preferred Stock may return their shares of Series C Preferred Stock to the Company for cancellation; however, such cancellation will be automatic as of the Redemption Date. All Series C Preferred Stock so redeemed shall be canceled and retired in such manner as may be prescribed by law and no Series C Preferred Stock so redeemed shall be reissued.

         8. Adjustment to Conversion Ratio and Redemption Price. If the Company
(1) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares (pursuant to a forward stock split) or (2) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares (pursuant to a reverse stock split), the Conversion Ratio and Redemption Price shall be adjusted proportionately.

         9. Other Provisions. The shares of Series C Preferred Stock, when issued, will be duly and validly issued, fully paid and non-assessable. The holders of the shares of Series C Preferred Stock will have no preemptive rights with respect to any shares of capital stock or the Company or any other securities or the Company convertible into carrying rights or options to purchase any such shares.

         10. No Liens or Encumbrances and No Adverse Changes. The Company is further prohibited from encumbering the underlying assets of the Company, other than cash, accounts receivable, and inventories, for the purposes of pledging, securing or otherwise encumbering these assets for any reason including further borrowing or other purposes without the unanimous approval of the Board of Directors of the Company including the directors so appointed by the majority of' the Series C Preferred Shares.

         So long as any shares of Series C Preferred Stock are outstanding, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series C Preferred Stock, voting a class: (i) create, authorize or issue any shares of any other class of Senior Dividend Stock or Senior Liquidation Stock or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the Company's Articles of Incorporation, if amendment, alteration or repeal materially and adversely affects, the powers, preferences or special rights of the Series C Preferred Stock. However, any increase in or the creation and issuance of any other capital stock of the Company junior to the Series C Preferred Stock will not be deemed to materially and adversely affect such powers, preferences or special rights. In addition, holders of Series C Preferred Stock will not have voting rights with respect to any merger or consolidation involving the amendment, alteration or repeal of the Articles of Incorporation, if such amendment, alteration or repeal does not materially and adversely affect such powers, preferences or special rights.

         D.       Provisions Relating to Series D 10% Convertible Preferred
                  ---------------------------------------------------------
                  Stock
                  -----

         1. Designation, Amount, Par Value, and Rank. A series of Preferred Stock shall be designated as Series D 10% Convertible Preferred Stock (the "Series D Preferred Stock"), and the number of Shares so designated shall be 200,000. Each share of Series D Preferred Stock shall have a par value of $.01 per share. The Series D Preferred Stock shall be subordinate to the Series B and Series C Preferred Stock with respect to dividend rights and shall rank prior to all lower series or classes of preferred stock with respect to dividends (such as Series E, F, etc.) and the Company's common stock. The Series D Preferred Stock shall be in pari passu with the Series C, E and F Preferred Stock with respect to liquidation rights and shall rank prior to all lower series or classes of preferred stock with respect to liquidation rights (G, H, etc.). The Series D Preferred Stock shall be subordinated to the Series B Preferred Stock with respect to liquidation rights.

         2. Dividends. Subject to the limitations described below, holders of the Series D Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors out of funds of the Company legally available for payment, cash dividends or at the option of the Board of Directors, Common Stock of the Company, at an annual rate of $1.00 per share, payable quarterly in arrears on April 10, July 10, October 10 and January 10 of each year (the "Dividend Payment Date"), commencing on July 10, 2000. In the case of any accrued but unpaid dividends, the Company's Board of Directors may make these payments at any time. In the event that any Dividend Payment Date shall fall on any day other than a business day, the preferred dividends due on such Dividend Payment Date shall be paid on the business day immediately following such Dividend Payment Date.

          Dividends will be cumulative from the date of original issuance of the Series D Preferred Stock and dividends will cease to accrue after the Series D Preferred Stock is converted or redeemed as described in Sections 6 and 7 of this Article D. Dividends accrued for any period less than a full quarterly period between the date of initial issuance of a share of Series D Preferred Stock through the first Dividend Payment Date shall be computed on the basis of a 360 day year, consisting of twelve 30-day months. Accrued but unpaid dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated unpaid preferred dividends. Dividends shall be payable to holders of record as they appear on the stock transfer records of the Company on such record dates, which shall be not more than 60 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors. No senior dividend stock may be issued without the approval of holders of a majority of the Series D Preferred Stock.

         The Series D Preferred Stock will have the priority as to dividends over the Common Stock and all other series or classes of the Company's stock hereafter issued which ranks junior as to dividends to the Series D Preferred Stock ("Junior Dividend Stock"), and no dividend may be made by the Company on any Junior Dividend Stock unless all accrued and unpaid dividends on Series D Preferred Stock for all periods and the current period have been paid or declared and set aside for payment.

         3. Default. The holders of at least 60% of the Company's issued and outstanding Series D Preferred Stock may declare an event of default ("Event of Default") if the Company fails to make payments of dividends for three fiscal quarters. Prior to having the Event of Default be effective, the holders of at least 60% of the Company's issued and outstanding Series D Preferred Stock must
(1) approve in writing a resolution to declare the Series D Preferred Stock in default and (2) must send the Company written notice ("Notice of Default") of their intent to declare the Series D Preferred Stock in Default. The Notice of Default shall specify the date on which the Event of Default shall be deemed to be effective; provided that an Event of Default will not be effective until at least sixty (60) days after the date on which the Company receives the Notice of Default. Once all the conditions for the Event of Default have occurred, the holders of the Company's Series D Preferred Stock will have certain voting rights described in Section 5 of this Article D.

         4. Liquidation Rights. In case of voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series D Preferred Stock will be entitled to receive a liquidation price equal to the $10 per share for the period during which the voluntary or involuntary liquidation, dissolution or winding up of the Company occurred, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued which ranks junior as to liquidation rights to the Series D Preferred Stock. However, the holders of the shares of the Series D Preferred Stock will not be entitled to receive the liquidation price of such shares until the liquidation price of any other series or class of the Company's stock which ranks senior as to liquidation rights of the Series D Preferred Stock ("Senior Liquidation Stock") has been paid in full. If upon liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series C, Series D, Series E and Series F shares and any other shares ranking as to such distribution on a parity with the Series D Preferred Shares are not paid in full, the holders of the Series C, D, E and F shall share ratably in such distribution of assets in proportion to their full respective preferential amounts to which they are entitled. No such Senior Liquidation Stock may be issued without approval of the holders of a majority of the shares of Series D Preferred Stock. Neither a consolidation nor merger of the Company with another corporation nor a sales or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

         5. Voting Rights. Except as indicated below or otherwise required by law, holders of Series D Preferred Shares will have no voting rights.

         In the event that the holders of 60% of the issued and outstanding shares of the Company's Series D Preferred Stock elect and declares an event of default as described in Section 3 of this Article D, each holder of Series D Preferred Stock may vote, along with holders of the Company's Common Stock and any other equity securities which have voting rights, in the election of the Company's Board of Directors. With respect to the election of directors, each share of Series D Preferred Share shall have 10 votes per share. Except for the foregoing voting rights for directors in the Event of Default and as required by Florida law, the Series D Preferred Stock will not have voting rights on any other corporate matters.

         6. Conversion Rights. At any time after issuance, each holder of Series D Preferred Stock shall have the right to convert its shares of Series D Preferred Stock into shares of the Company's common stock. For purposes of determining the Conversion Rate, each share of Series D Preferred Stock shall be deemed to have a value equal to $10 per share. The Conversion Price shall equal the average "bid" and "ask" price of the Company's common stock during the preceding thirty (30) day trading period discounted by a factor of twenty percent (20%). For example, if the Company's common stock is trading at a price of $4.00 per share during the preceding thirty (30) day period, the Conversion Price would be $3.20 per share. Accordingly if the Conversion Price is $3.20 per share, one share of the Company's Series D Preferred Stock can be converted into
3.125 shares of the Company's common stock.

         To exercise its voluntary conversion rights, the holder shall give written notice (the "Conversion Notice") to the Company at the Company's offices stating the number of shares that it wishes to convert into common stock and the date that he wishes to use as the starting point for the calculation of the "bid" and "ask" price calculated from during the preceding thirty day period.

The date specified as the starting date shall not be more than10 days from the date of the Conversion Notice. The conversion shall be deemed to have occurred on the date the Company receives a notice of election from the holder (the "Conversion Date"), so that the rights of the holder shall be treated for all purposes as having become the record holder of shares of common stock on the conversion date. Any accrued but unpaid dividends outstanding on the Conversion Date shall be paid, at the option of the Company, to the Holder in cash or shares of the Company's common stock.

         In the case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary), or in the case of a sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange whereby the Common Stock is converted into other securities or property, the Company will be required to make appropriate provisions so that the holder of each share of Series D Preferred Stock then outstanding will have the right thereafter to convert such shares of Series D Preferred Stock into the kind and amount of shares of stock and other securities and property receivable by the common stockholder upon such consolidation, merger, sale, transfer or share exchange. If the holders of a majority of the Series D Preferred Stock do not consent to such conversion, the Company will be required to redeem (per Redemption in Section 7 of this Article D below) such shares so held before and such merger, consolidation or share exchange occurs. In connection with the forgoing adjustments, no fractional shares will be issued and, in lieu of any fractional share, cash in an amount based on the then applicable market value as defined below of the Common Stock will be paid.

         The holder of record of a share of Series D Preferred Stock on a record date with respect to the payment of a dividend on the Series D Preferred Stock shall be entitled to receive such dividends on such share of Series D Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion thereof after such record date or default by the Company in the payment of the dividend payable on such Dividend Payment Date. However, shares of Series D Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of a dividend on the Series D Preferred Stock to the opening of business on the corresponding Dividend Payment Date (except a share of Series D Preferred Stock called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such Dividend Payment Date. Holders of record of shares of Series D Preferred Stock on a record date with respect to the payment of a dividend on the Series D Preferred Stock who convert such shares on or after the corresponding Dividend Payment Date will receive the dividend payable by the Company on such date and need not include payment in the amount of such dividend upon surrender of such shares for conversion.

         7. Redemption. At any time after issuance, the Series D Preferred Stock shall be redeemable, at the option of the Board of Directors of the Company, in whole on in part, upon giving the Series D Preferred Stockholders 30 days written notice of its intention to redeem the Series D Preferred Stock. The redemption price shall be $10.00 per share, plus an amount equal to all unpaid accumulated dividends thereon. The redemption notice shall (1) identify the Series D Preferred Stock or portions thereof to be redeemed, (2) list the date on which the redemption will be effective (the "Redemption Date") and (3) describe the redemption procedures. During the period after the redemption notice but prior to the Redemption Date, the holders of Series D Preferred Shares shall have the right to convert the Series D Preferred Shares into Common Stock of the Company at the

Conversion Price described in Section 6 of this Article D.

         Unless provided otherwise in the notice of redemption, the Company shall send the holder's payment for the shares of Series D Preferred Stock to be redeemed on the Redemption Date. On the Redemption Date, the shares of Series D Preferred Stock redeemed by the Company shall be deemed to be canceled and extinguished as a result of the redemption payment and the cancellation of such shares will be noted in the Company's stock transfer records. The holders of redeemed Series D Preferred Stock may return their shares of Series D Preferred Stock to the Company for cancellation; however, such cancellation will be automatic as of the Redemption Date. All Series D Preferred Stock so redeemed shall be canceled and retired in such manner as may be prescribed by law and no Series D Preferred Stock so redeemed shall be reissued.

         8. Adjustment to Conversion Ratio and Redemption Price. If the Company
(1) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares (pursuant to a forward stock split) or (2) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares (pursuant to a reverse stock split), the Conversion Ratio and Redemption Price shall be adjusted proportionately.

         9. Other Provisions. The shares of Series D Preferred Stock, when issued, will be duly and validly issued, fully paid and non-assessable. The holders of the shares of Series D Preferred Stock will have no preemptive rights with respect to any shares of capital stock or the Company or any other securities or the Company convertible into carrying rights or options to purchase any such shares.

         10. No Liens or Encumbrances and No Adverse Changes. The Company is further prohibited from encumbering the underlying assets of the Company, other than cash, accounts receivable, and inventories, for the purposes of pledging, securing or otherwise encumbering these assets for any reason including further borrowing or other purposes without the unanimous approval of the Board of Directors of the Company including the directors so appointed by the majority of' the Series D Preferred Shares.

         So long as any shares of Series D Preferred Stock are outstanding, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series D Preferred Stock, voting a class: (i) create, authorize or issue any shares of any other class of Senior Dividend Stock or Senior Liquidation Stock or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the Company's Articles of Incorporation, if amendment, alteration or repeal materially and adversely affects, the powers, preferences or special rights of the Series D Preferred Stock. However, any increase in or the creation and issuance of any other capital stock of the Company junior to the Series D Preferred Stock will not be deemed to materially and adversely affect such powers, preferences or special rights. In addition, holders of Series D Preferred Stock will not have voting rights with respect to any merger or consolidation involving the amendment, alteration or repeal of the Articles of Incorporation, if such amendment, alteration or repeal does not materially and adversely affect such powers, preferences or special rights.

         E.       Provisions Relating to Series E 8% Convertible Preferred Stock
                  --------------------------------------------------------------

         1. Designation, Amount, Par Value, and Rank. A series of Preferred Stock shall be designated as Series E 8% Convertible Preferred Stock ( the "Series E Preferred Stock"), and the number of Shares so designated shall be 200,000. Each share of Series E Preferred Stock shall have a par value of $.01 per share. The Series E Preferred Stock shall rank prior to all lower series or classes of preferred stock (Series F, etc.) and common stock with respect to dividends and liquidation rights. The Series E Preferred Stock shall be subordinate to the Series B and Series C with respect to dividends. The Series E Preferred Stock will be subordinate to the Series B Stock with respect to liquidation rights. The Series E Preferred Stock shall be in pari passu with the Series C, D and F with respect to liquidation rights.

         2. Dividends. Subject to the limitations described below, holders of the Series E Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors out of funds of the Company legally available for payment, cash dividends or at the option of the Board of Directors, Common Stock of the Company, at an annual rate of $0.80 per share, payable quarterly in arrears on January 10, April 10, July 10 and October 10 of each year (the "Dividend Payment Date"), commencing on July 10, 2000. In the case of any accrued but unpaid dividends, the Company's Board of Directors may make these payments at any time. In the event that any Dividend Payment Date shall fall on any day other than a business day, the preferred dividends due on such Dividend Payment Date shall be paid on the business day immediately following such Dividend Payment Date.

         Dividends will be cumulative from the date of original issuance of the Series E Preferred Stock and dividends will cease to accrue after the Series E Preferred Stock is converted or redeemed as described in Sections 6 and 7 of this Article E. Dividends accrued for any period less than a full quarterly period between the date of initial issuance of a share of Series E Preferred Stock through the first Dividend Payment Date shall be computed on the basis of a 360 day year, consisting of twelve 30-day months. Accrued but unpaid dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated unpaid preferred dividends. Dividends shall be payable to holders of record as they appear on the stock transfer records of the Company on such record dates, which shall be not more than 60 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors. No senior dividend stock may be issued without the approval of holders of a majority of the Series E Preferred Stock.

         The Series E Preferred Stock will have the priority as to dividends over the Common Stock and all other series or classes of the Company's stock hereafter issued which ranks junior as to dividends to the Series E Preferred Stock ("Junior Dividend Stock"), and no dividend may be made by the Company on any Junior Dividend Stock unless all accrued and unpaid dividends on Series E Preferred Stock for all periods and the current period have been paid or declared and set aside for payment.

         3. Default. The holders of at least 60% of the Company's issued and outstanding Series E Preferred Stock may declare an event of default ("Event of Default") if the Company fails to make payments of dividends for three fiscal quarters. Prior to having the Event of Default be effective, the holders of at least 60% of the Company's issued and outstanding Series E Preferred Stock must

(1) approve in writing a resolution to declare the Series E Preferred Stock in default and (2) must send the Company written notice ("Notice of Default") of their intent to declare the Series E Preferred Stock in Default. The Notice of Default shall specify the date on which the Event of Default shall be deemed to be effective; provided that an Event of Default will not be effective until at least sixty (60) days after the date on which the Company receives the Notice of Default. Once all the conditions for the Event of Default have occurred, the holders of the Company's Series E Preferred Stock will have certain voting rights described in Section 5 of this Article E.

         4. Liquidation Rights. In case of voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series E Preferred Stock will be entitled to receive a liquidation price equal to the $10 per share for the period during which the voluntary or involuntary liquidation, dissolution or winding up of the Company occurred, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued which ranks junior as to liquidation rights to the Series E Preferred Stock. However, the holders of the shares of the Series E Preferred Stock will not be entitled to receive the liquidation price of such shares until the liquidation price of any other series or class of the Company's stock hereafter issued which ranks senior as to liquidation rights of the Series E Preferred Stock ("Senior Liquidation Stock") has been paid in full. If upon liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series C, Series D, Series E and Series F shares and any other shares ranking as to such distribution on a parity with the Series D Preferred Shares are not paid in full, the holders of the Series C, D, E and F shall share ratably in such distribution of assets in proportion to their full respective preferential amounts to which they are entitled. No such Senior Liquidation Stock may be issued without approval of the holders of a majority of the shares of Series E Preferred Stock. Neither a consolidation nor merger of the Company with another corporation nor a sales or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

         5. Voting Rights. Except as indicated below or otherwise required by law, holders of Series E Preferred Shares will have no voting rights.

         In the event that the holders of 60% of the issued and outstanding shares of the Company's Series E Preferred Stock elect and declares an event of default as described in Section 3 of this Article E, each holder of Series E Preferred Stock may vote, along with holders of the Company's Common Stock and any other equity securities which have voting rights, in the election of the Company's Board of Directors. With respect to the election of directors, each share of Series E Preferred Share shall have 10 votes per share. Except for the foregoing voting rights for directors in the Event of Default and as required by Florida law, the Series E Preferred Stock will not have voting rights on any other corporate matters.

         6. Conversion Rights. At any time after issuance, each holder of Series E Preferred Stock shall have the right to convert its shares of Series E Preferred Stock into shares of the Company's common stock. For purposes of determining the Conversion Rate, each share of Series E Preferred Stock shall be deemed to have a value equal to $10 per share. The Conversion Price shall equal the average "bid" and "ask" price of the Company's common stock during the preceding thirty

(30) day trading period discounted by a factor of twenty percent (20%). For example, if the Company's common stock is trading at a price of $4.00 per share during the preceding thirty (30) day period, the Conversion Price would be $3.20 per share. Accordingly if the Conversion Price is $3.20 per share, one share of the Company's Series E Preferred Stock can be converted into 3.125 shares of the Company's common stock.

         To exercise its voluntary conversion rights, the holder shall give written notice (the "Conversion Notice") to the Company at the Company's offices stating the number of shares that it wishes to convert into common stock and the date that he wishes to use as the starting point for the calculation of the "bid" and "ask" price calculated from during the preceding thirty day period. The date specified as the starting date shall not be more than10 days from the date of the Conversion Notice. The conversion shall be deemed to have occurred on the date the Company receives a notice of election from the holder (the "Conversion Date"), so that the rights of the holder shall be treated for all purposes as having become the record holder of shares of common stock on the conversion date. Any accrued but unpaid dividends outstanding on the Conversion Date shall be paid, at the option of the Company, to the Holder in cash or shares of the Company's common stock.

         In the case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary), or in the case of a sale or transfer of all or substantially all of the assets of the company, or in the case of any share exchange whereby the Common Stock is converted into other securities or property, the Company will be required to make appropriate provisions so that the holder of each share of Series E Preferred Stock then outstanding will have the right thereafter to convert such shares of Series E Preferred Stock into the kind and amount of shares of stock and other securities and property receivable by the common stockholder upon such consolidation, merger, sale, transfer or share exchange. If the holders of a majority of the Series E Preferred Stock do not consent to such conversion, the Company will be required to redeem ( per Redemption in Section 7 of this Article E below) such shares so held before and such merger, consolidation or share exchange occurs. In connection with the forgoing adjustments, no fractional shares will be issued and, in lieu of any fractional share, cash in an amount based on the then applicable market value as defined below of the Common Stock will be paid.

         The holder of record of a share of Series E Preferred Stock on a record date with respect to the payment of a dividend on the Series E Preferred Stock shall be entitled to receive such dividends on such share of Series E Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion thereof after such record date or default by the Company in the payment of the dividend payable on such Dividend Payment Date. However, shares of Series E Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of a dividend on the Series E Preferred Stock to the opening of business on the corresponding Dividend Payment Date (except a share of Series E Preferred Stock called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such Dividend Payment Date. Holders of record of shares of Series E Preferred Stock on a record date with respect to the payment of a dividend on the Series E Preferred Stock who convert such shares on or after the corresponding Dividend Payment Date will receive the dividend payable by the Company on such date and need not include payment in the amount of such dividend upon surrender of such shares for conversion.

         7. Redemption. At any time after issuance, the Series E Preferred Stock shall be redeemable, at the option of the Board of Directors of the Company, in whole on in part, upon giving the Series E Preferred Stockholders 30 days written notice of its intention to redeem the Series E Preferred Stock. The redemption price shall be $10.00 per share, plus an amount equal to all unpaid accumulated dividends thereon. The redemption notice shall (1) identify the Series E Preferred Stock or portions thereof to be redeemed, (2) list the date on which the redemption will be effective (the "Redemption Date") and (3) describe the redemption procedures. During the period after the redemption notice but prior to the Redemption Date, the holders of Series E Preferred Shares shall have the right to convert the Series E Preferred Shares into Common Stock of the Company as described in conversion rights in Section 6 of this Article E.

         Unless provided otherwise in the notice of redemption, the Company shall send the holder's payment for the shares of Series E Preferred Stock to be redeemed on the Redemption Date. On the Redemption Date, the shares of Series E Preferred Stock redeemed by the Company shall be deemed to be canceled and extinguished as a result of the redemption payment and the cancellation of such shares will be noted in the Company's stock transfer records. The holders of redeemed Series E Preferred Stock may return their shares of Series E Preferred Stock to the Company for cancellation; however, such cancellation will be automatic as of the Redemption Date. All Series E Preferred Stock so redeemed shall be canceled and retired in such manner as may be prescribed by law and no Series E Preferred Stock so redeemed shall be reissued.

         8. Adjustment to Conversion Ratio and Redemption Price. If the Company
(1) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares (pursuant to a forward stock split) or (2) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares (pursuant to a reverse stock split), the Conversion Ratio and Redemption Price shall be adjusted proportionately.

         9. Other Provisions. The shares of Series E Preferred Stock, when issued, will be duly and validly issued, fully paid and non-assessable. The holders of the shares of Series E Preferred Stock will have no preemptive rights with respect to any shares of capital stock or the Company or any other securities or the Company convertible into carrying rights or options to purchase any such shares.

         10. No Liens or Encumbrances and No Adverse Changes. The Company is further prohibited from encumbering the underlying assets of the Company, other than cash, accounts receivable, and inventories, for the purposes of pledging, securing or otherwise encumbering these assets for any reason including further borrowing or other purposes without the unanimous approval of the Board of Directors of the Company including the directors so appointed by the majority of' the Series E Preferred Shares.

         So long as any shares of Series E Preferred Stock are outstanding, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series E Preferred Stock, voting a class: (i) create, authorize or issue any shares of any other class of Senior Dividend Stock or Senior Liquidation Stock or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the Company's Articles of Incorporation, if amendment, alteration or repeal materially and adversely affects, the powers, preferences or special rights of the Series E Preferred Stock. However, any increase in or the creation and issuance of any other capital stock of the Company junior to the Series E Preferred Stock will not be deemed to materially and adversely affect such powers, preferences or special rights. In addition, holders of Series E Preferred Stock will not have voting rights with respect to any merger or consolidation involving the amendment, alteration or repeal of the Articles of Incorporation, if such amendment, alteration or repeal does not materially and adversely affect such powers, preferences or special rights.

         F.       Provisions Relating to Series F 8% Convertible Preferred Stock
                  --------------------------------------------------------------

         1. Designation, Amount, Par Value, and Rank. A series of Preferred Stock shall be designated as Series F 8% Convertible Preferred Stock ( the "Series F Preferred Stock"), and the number of Shares so designated shall be 200,000. Each share of Series F Preferred Stock shall have a par value of $.01 per share. The Series F Preferred Stock shall be subordinate to the Series B, Series C, Series D and Series E Preferred Stock with respect to dividend rights and shall rank prior to all lower series or classes of preferred stock with respect to dividends (such as Series G, H, I Preferred Stock) and the Company's common stock. The Series F Preferred Stock shall be in pari passu with the Series C, D, E and F Preferred Stock with respect to liquidation rights and shall be subordinated to higher classes of preferred stock with respect to liquidation rights (such as Series B). The Series F Preferred Stock shall have priority over the common stock and all lower classes of preferred stock with respect to liquidation rights (such as Series G, H, I, etc.).

         2. Dividends. Subject to the limitations described below, holders of the Series F Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors out of funds of the Company legally available for payment, cash dividends or at the option of the Board of Directors, Common Stock of the Company, at an annual rate of $.80 per share, payable quarterly in arrears on January 10, April 10, July 10 and October 10 of each year (the "Dividend Payment Date"), commencing on July 10, 2000. In the case of any accrued but unpaid dividends, the Company's Board of Directors may make these payments at any time. In the event that any Dividend Payment Date shall fall on any day other than a business day, the preferred dividends due on such Dividend Payment Date shall be paid on the business day immediately following such Dividend Payment Date.

         Dividends will be cumulative from the date of original issuance of the Series F Preferred Stock and dividends will cease to accrue after the Series F Preferred Stock is converted or redeemed as described in Sections 6 and 7 of this Article F. Dividends accrued for any period less than a full quarterly period between the date of initial issuance of a share of Series F Preferred Stock through the first Dividend Payment Date shall be computed on the basis of a 360 day year, consisting of twelve 30-day months. Accrued but unpaid dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated unpaid preferred dividends. Dividends shall be payable to holders of record as they appear on the stock transfer records of the Company on such record dates, which shall be not more than 60 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors. No senior dividend stock may be issued without the approval of holders of a majority of the Series F Preferred Stock.

         The Series F Preferred Stock will have the priority as to dividends over the Common Stock and all other series or classes of the Company's stock hereafter issued which ranks junior as to dividends to the Series F Preferred Stock ("Junior Dividend Stock"), and no dividend may be made by the Company on any Junior Dividend Stock unless all accrued and unpaid dividends on Series F Preferred Stock for all periods and the current period have been paid or declared and set aside for payment.

         3. Default. The holders of at least 60% of the Company's issued and outstanding Series F Preferred Stock may declare an event of default ("Event of Default") if the Company fails to make payments of dividends for three fiscal quarters. Prior to having the Event of Default be effective, the holders of at least 60% of the Company's issued and outstanding Series F Preferred Stock must
(1) approve in writing a resolution to declare the Series F Preferred Stock in default and (2) must send the Company written notice ("Notice of Default") of their intent to declare the Series F Preferred Stock in Default. The Notice of Default shall specify the date on which the Event of Default shall be deemed to be effective; provided that an Event of Default will not be effective until at least sixty (60) days after the date on which the Company receives the Notice of Default. Once all the conditions for the Event of Default have occurred, the holders of the Company's Series F Preferred Stock will have certain voting rights described in Section 5 of this Article F.

         4. Liquidation Rights. In case of voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series F Preferred Stock will be entitled to receive a liquidation price equal to the $10 per share for the period during which the voluntary or involuntary liquidation, dissolution or winding up of the Company occurred, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued which ranks junior as to liquidation rights to the Series F Preferred Stock. However, the holders of the shares of the Series F Preferred Stock will not be entitled to receive the liquidation price of such shares until the liquidation price of any other series or class of the Company's stock which ranks senior as to liquidation rights of the Series F Preferred Stock ("Senior Liquidation Stock") has been paid in full. If upon liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series C, Series D, Series E and Series F shares and any other shares ranking as to such distribution on a parity with the Series F Preferred Shares are not paid in full, the holders of the Series C, D, E and F shall share ratably in such distribution of assets in proportion to their full respective preferential amounts to which they are entitled. No such Senior Liquidation Stock may be issued without approval of the holders of a majority of the shares of Series F Preferred Stock. Neither a consolidation nor merger of the Company with another corporation nor a sales or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

         5. Voting Rights. Except as indicated below or otherwise required by law, holders of Series F Preferred Shares will have no voting rights.

         In the event that the holders of 60% of the issued and outstanding shares of the Company's Series F Preferred Stock elect and declare an event of default as described in Section 3 of this Article F, each holder of Series F Preferred Stock may vote, along with holders of the Company's Common Stock and any other equity securities which have voting rights, in the election of the Company's Board of Directors. With respect to the election of directors, each share of Series F Preferred Share shall have 10 votes per share. Except for the foregoing voting rights for directors in the Event of Default and as required by Florida law, the Series F Preferred Stock will not have voting rights on any other corporate matters.

         6. Conversion Rights. At any time after issuance, each holder of Series F Preferred Stock shall have the right to convert its shares of Series F Preferred Stock into shares of the Company's common stock. For purposes of determining the Conversion Rate, each share of Series F Preferred Stock shall be deemed to have a value equal to $10 per share. The Conversion Price shall equal the average "bid" and "ask" price of the Company's common stock during the preceding thirty (30) day period discounted by a factor of twenty percent (20%). For example, if the Company's common stock is trading at a price of $4 per share during the preceding thirty (30) day period, the Conversion Price would be $3.20 per share. Accordingly if the Conversion Price is $3.20 per share, one share of the Company's Series F Preferred Stock can be converted into 3.125 shares of the Company's common stock.

         To exercise its voluntary conversion rights, the holder shall give written notice (the "Conversion Notice") to the Company at the Company's offices stating the number of shares that it wishes to convert into common stock and the date that he wishes to use as the starting point for the calculation of the "bid" and "ask " price calculated during the preceding thirty day period. The date specified as the starting date shall not be more than 10 days from the date of the Conversion Notice. The conversion shall be deemed to have occurred on the date the Company receives a notice of election from the holder (the "Conversion Date"), so that the rights of the holder shall be treated for all purposes as having become the record holder of shares of common stock on the conversion date. Any accrued but unpaid dividends outstanding on the Conversion Date shall be paid, at the option of the Company, to the Holder in cash or shares of the Company's common stock.

         In the case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary), or in the case of a sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange whereby the Common Stock is converted into other securities or property, the Company will be required to make appropriate provisions so that the holder of each share of Series F Preferred Stock then outstanding will have the right thereafter to convert such shares of Series F Preferred Stock into the kind and amount of shares of stock and other securities and property receivable by the common stockholder upon such consolidation, merger, sale, transfer or share exchange. If the holders of a majority of the Series F Preferred Stock do not consent to such conversion, the Company will be required to redeem ( per Redemption in Section 7 of this Article F below) such shares so held before and such merger, consolidation or share exchange occurs. In connection with the forgoing adjustments, no fractional shares will be issued and, in lieu of any fractional share, cash in an amount based on the then applicable market value as defined below of the Common Stock will be paid.

         The holder of record of a share of Series F Preferred Stock on a record date with respect to the payment of a dividend on the Series F Preferred Stock shall be entitled to receive such dividends on such share of Series F Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion thereof after such record date or default by the Company in the payment of the dividend payable on such Dividend Payment Date. However, shares of Series F Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of a dividend on the Series F Preferred Stock to the opening of business on the corresponding Dividend Payment Date (except a share of Series F Preferred Stock called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such due date. Holders of record of shares of Series F Preferred Stock on a record date with respect to the payment of a dividend on the Series F Preferred Stock who convert such shares on or after the corresponding Dividend Payment Date will receive the dividend payable by the Company on such date and need not include payment in the amount of such dividend upon surrender of such shares for conversion.

         7. Redemption. At any time after issuance, the Series F Preferred Stock shall be redeemable, at the option of the Board of Directors of the Company, in whole on in part, upon giving the Series F Preferred Stockholders 30 days written notice of its intention to redeem the Series F Preferred Stock. The redemption price shall be $10.00 per share, plus an amount equal to all unpaid accumulated dividends thereon. The redemption notice shall (1) identify the Series F Preferred Stock or portions thereof to be redeemed, (2) list the date on which the redemption will be effective (the "Redemption Date") and (3) describe the redemption procedures. During the period after the redemption notice but prior to the redemption date, the holders of Series F Preferred Shares shall have the right to convert the Series F Preferred Shares into Common Stock of the Company at the Conversion Price described in Section 6 of this Article F.

         Unless provided otherwise in the notice of redemption, the Company shall send the holder's payment for the shares of Series F Preferred Stock to be redeemed on the Redemption Date. On the Redemption Date, the shares of Series F Preferred Stock redeemed by the Company shall be deemed to be canceled and extinguished as a result of the redemption payment and the cancellation of such shares will be noted in the Company's stock transfer records. The holders of redeemed Series F Preferred Stock may return their shares of Series F Preferred Stock to the Company for cancellation; however, such cancellation will be automatic as of the Redemption Date. All Series F Preferred Stock so redeemed shall be canceled and retired in such manner as may be prescribed by law and no Series F Preferred Stock so redeemed shall be reissued.

         8. Adjustment to Conversion Ratio and Redemption Price. If the Company
(1) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares (pursuant to a forward stock split) or (2) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares (pursuant to a reverse stock split), the Conversion Ratio and Redemption Price shall be adjusted proportionately.

         9. Other Provisions. The shares of Series F Preferred Stock, when issued, will be duly and validly issued, fully paid and non-assessable. The holders of the shares of Series F Preferred Stock will have no preemptive rights with respect to any shares of capital stock or the Company or any other securities or the Company convertible into carrying rights or options to purchase any such shares.

         10. No Liens or Encumbrances and No Adverse Changes. The Company is further prohibited from encumbering the underlying assets of the Company, other than cash, accounts receivable, and inventories, for the purposes of pledging, securing or otherwise encumbering these assets for any reason including further borrowing or other purposes without the unanimous approval of the Board of Directors of the Company including the directors so appointed by the majority of' the Series F Preferred Shares.

         So long as any shares of Series F Preferred Stock are outstanding, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series F Preferred Stock, voting a class: (i) create, authorize or issue any shares of any other class of Senior Dividend Stock or Senior Liquidation Stock or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the Company's Articles of Incorporation, if amendment, alteration or repeal materially and adversely affects, the powers, preferences or special rights of the Series F Preferred Stock. However, any increase in or the creation and issuance of any other capital stock of the Company junior to the Series F Preferred Stock will not be deemed to materially and adversely affect such powers, preferences or special rights. In addition, holders of Series F Preferred Stock will not have voting rights with respect to any merger or consolidation involving the amendment, alteration or repeal of the Articles of Incorporation, if such amendment, alteration or repeal does not materially and adversely affect such powers, preferences or special rights.

         3. The foregoing amendment was unanimously adopted by all the Directors of the Company be a unanimous written consent, manifesting their intention that this amendment to the Articles of Incorporation be adopted, pursuant to Section 607.1002, Florida Statutes. Shareholder approval is not required for this amendment.

         IN WITNESS WHEREOF, the undersigned President of the Company has executed these Articles of Amendment this 31st day of March 2000.

                                                      /s/ Cydelle Mendius
                                                      -------------------
                                                      Cydelle Mendius, President